Exhibit 4.2

                               FOURTH AMENDMENT TO
                                 LOAN AGREEMENT


THIS FOURTH AMENDMENT (this "Amendment") is entered into as of May 25, 1999, among Effective Management systems, Inc. (EMS"), a Wisconsin corporation, EMS-East, Inc. ("EMS-East"), a Massachusetts corporation, Effective Management Systems, of Illinois, Inc. ("EMS-Illinois"), an Illinois corporation (EMS, EMS-East and EMS-Illinois are each individually a "Borrower", and collectively "Borrowers"), and Foothill Capital Corporation ("Lender").

       WHEREAS, Borrowers and Lender are parties to a Loan and Security Agreement dated as of December 30, 1997 (the "Loan Agreement");

       WHEREAS, Borrowers have requested that Lender amend the Loan Agreement, and Lender has agreed to do so subject to the terms and conditions contained herein;

       NOW THEREFORE, in consideration of the premises and mutual agreements herein contained, the parties hereto agree as follows:

       1. Defined Terms. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Loan Agreement.

       2. Amendments to Loan Agreement. Subject to the satisfaction of the conditions set forth in Section 5 hereof, the Loan Agreement is amended as follows:

       (a) The definition of Maximum Amount" set forth in Section 1.1 of the Loan Agreement is hereby amended and restated as follows:

              "Maximum Amount" means, as of any date of determination, the sum of (a) the Maximum Revolving Amount and (b) the then outstanding principal balance of the Term Loan; provided, that during the period commencing May 25, 1999 and ending July 31, 1999, the Maximum Amount shall not exceed $9,500,000.

       (b) The definition of "Maximum Revolving Amount" set forth in Section 1.1 of the Loan Agreement is hereby amended and restated as follows:

              "Maximum Revolving Amount" means (a) $7,000,000 during the period commencing May 25, 1999 and ending July 31, 1999 and (b) $5,000,000 at all times on and after August 1, 1999.
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       (c) Section  2.1(a) of the Loan  Agreement is hereby amended and restated
in its entirety, as follows:

       (a) Subject to the terms and conditions of this Agreement, Foothill agrees to make advances ("Advances") to Borrowers in an amount outstanding not to exceed at any one time the lesser of (i) the Maximum Revolving Amount less the outstanding balance of all undrawn or unreimbursed Letters of Credit, or
(ii) the Borrowing Base less (A) the aggregate amount of all undrawn or unreimbursed Letters of Credit. For purposes of this Agreement, "Borrowing Base", as of any date of determination, shall mean the result of:

              (x) the lesser of (I) 80% of Eligible Accounts of Borrowers, less the amount, if any, of the Dilution Reserve, and (ii) an amount equal to Borrowers' Collections with respect to Accounts of Borrowers for the immediately preceding 100 day period (provided, that such period may be adjusted for seasonality in Foothill's reasonable credit judgment), minus

              (y) the aggregate amount of reserves, if any, established by Foothill under Section 2.1(b), plus

              (z) the " Additional Availability Amount" (as defined below). The "Additional Availability Amount" means (i) during the period commencing on May 25, 1999 and ending on July 31, 1999 an amount equal to $750,000 and (ii) at all times on and after August 1, 1999 an amount equal to zero.

       (d) Section 2.1(c) of the Loan Agreement is hereby amended and restated in its entirety as follows:

       (c) Foothill shall have no obligation to make Advances hereunder to the extent they would cause (i) the outstanding Obligations (other than under the Term Loan) to exceed the Maximum Revolving Amount or (ii) the outstanding Obligations to exceed the Maximum Amount.

       3. Ratification. This Amendment, subject to satisfaction of the conditions provided below, shall constitute amendments to the Loan Agreement and all of the Loan Documents as appropriate to express the agreements contained herein. In all other respects, the Loan Agreement and the Loan Documents shall remain unchanged and in full force and effect in accordance with their original terms.

       4.  Conditions  to  Effectiveness.   Subject  to  Section  6  below,  the
amendments to the Loan Agreement set forth in this Amendment shall become effective as of the date of this Amendment and upon the satisfaction of the following conditions precedent in form and substance satisfactory to Lender:
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       (a)  Modification  Fee.  Borrower shall pay to Lender a modification  fee equal to Twenty Thousand Dollars ($20,000).

       (b) No Default. No Event of Default or event which, with the giving of notice or the passage of time, or both, would become an Event of Default, shall have occurred and be continuing, and, after giving effect to the amendments contained herein, no Event of Default or event which, with the giving of notice or the passage of time, or both, would become an Event of Default, shall have occurred and be continuing.

       5. Miscellaneous.

       (a) Warranties and Absence of Defaults. In order to induce Lender to enter into this Amendment, each Borrower hereby warrants to Lender, as of the date hereof, that:

       (i) The warranties of such Borrower contained in the Loan Agreement, as herein amended, are true and correct as of the date hereof as if made on the date hereof.

       (ii) All information, reports and other papers and data heretofore furnished to Lender by such Borrower in connection with this Amendment, the Loan Agreement and the other Loan Documents are accurate and correct in all material respects and complete insofar as may be necessary to give Lender true and accurate knowledge of the subject matter thereof. Such Borrower has disclosed to Lender every fact of which it is aware which would reasonably be expected to materially and adversely affect the business, operations or financial condition of such Borrower or the ability of such Borrower to perform its obligations under this Amendment, the Loan Agreement or under any of the other Loan Documents. None of the information furnished to Lender by or on behalf of such Borrower contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained herein or therein not materially misleading.

         (iii) No Event of Default or event which, with giving of notice or the passage of time, or both would become an Event of Default, exists as of the date hereof.

       (b) Expenses. Borrowers agree to pay on demand all costs and expenses of Lender (including the reasonable fees and expenses of outside counsel for Lender) in connection with the preparation, negotiation, execution, delivery and administration of this Amendment and all other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith. In addition, Borrowers agree to pay, and save Lender harmless from all liability for, any stamp or other taxes which may be payable in connection with the execution or delivery of this Amendment or the Loan Agreement, as amended hereby, and the execution and delivery of any instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith. All obligations provided in this Section 6 (b) shall survive any termination of this Amendment and the Loan Agreement as amended hereby.

       (c) Governing Law. This Amendment shall be a contract made under and governed by the internal laws of the State of California.

       (d) Counterparts. This Amendment may be executed in any number of counterparts, and by the parties hereto on the same or separate counterparts, and each such counterpart, when executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment.

       (e) Reference to Loan Agreement. On and after the effectiveness of the amendment to the Loan Agreement accomplished hereby, each reference in the Loan Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import, and each reference to the Loan Agreement in any Loan Documents, or other agreements, documents or other instruments executed and delivered pursuant to the Loan Agreement, shall mean and be a reference to the Loan Agreement, as amended by this Amendment.

       (f) Successors. This Amendment shall be binding upon Borrowers, Lender and their respective successors and assigns, and shall inure to the benefit of Borrowers, Lender and their respective successors and assigns.

       IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized and delivered as of the date first above written.



                          EFFECTIVE MANAGEMENT SYSTEMS,
                          INC.,
                          a Wisconsin corporation

                                 By
                                     -------------------------------------------
                                     -------------------------------------------
                              Title  President
                                     -------------------------------------------



                          EMS-EAST, Inc., a Massachusetts corporation

                                 By
                                     -------------------------------------------
                                     -------------------------------------------
                              Title  Treasurer
                                     -------------------------------------------



                          EFFECTIVE MANAGEMENT SYSTEMS OF
                          ILLINOIS, an Illinois corporation

                                 By
                                     -------------------------------------------
                                     -------------------------------------------
                              Title  Secretary
                                     -------------------------------------------



                          FOOTHILL CAPITAL CORPORATION,
                          a California corporation

                              By
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                                  ----------------------------------------------
                              Title Vice President
                                  ----------------------------------------------